UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2024

OneMeta Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-5150818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 South 400 East, Suite 200, Bountiful, UT 84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775-464-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEI	OTCQB Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2024, OneMeta Inc., (the “Company”) entered into a Genesys AppFoundery ISV Partner Agreement (the “Agreement”) with Genesys Cloud Services, Inc. (“Genesys”), a California corporation. Genesys manages the Genesys AppFoundry, a marketplace of solutions that offers Genesys customers a curated selection of integrations and applications. The Agreement governs the Company’s non-exclusive participation as an AppFoundry ISV Partner in the Genesys AppFoundry Program. The Company has agreed to pay a non-refundable revenue share to Genesys during the term of the Agreement based on a percentage of the revenue invoiced by the Company or Genesys in connection with the sale of the Company’s software through the AppFoundry marketplace. The Agreement may be terminated by either party without cause upon ninety (90) days written notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE META INC.

Date: August 27, 2024	By:	/s/ Rowland Day
Rowland Day
President